Independent Auditors' Consent



To the Shareholders and Board of Trustees of Smith Barney Income Funds:

We consent to the use of our report dated February 7, 1997 with respect to Smith Barney Premium Total Return Fund of Smith Barney Income Funds incorporated herein by reference and to the references to our Firm under the headings "Financial Highlights" in the amended Prospectus and "Counsel and Auditors" in the Statement of Additional Information.








	KPMG Peat Marwick LLP


New York, New York
April 25, 1997